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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                September 5, 2000


                               WEBVAN GROUP, INC.
          ------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
          ------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


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
      000-27541                                         77-0446411
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(Commission File No.)                       (IRS Employer Identification Number)
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                               310 Lakeside Drive
                          Foster City, California 94404
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                    (Address of principal executive offices)


                                 (650) 627-3000
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              (Registrant's telephone number, including area code)

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Item 2. Acquisition.

     Pursuant to an Agreement and Plan of Reorganization dated as of June 25, 2000, by and among Webvan Group, Inc., a Delaware corporation ("Webvan"), Robin Merger Corporation, a Washington corporation and wholly-owned subsidiary of Webvan ("Merger Sub"), and HomeGrocer.com, Inc., a Washington corporation ("HomeGrocer"), and the related Articles of Merger and Plan of Merger executed by Merger Sub and HomeGrocer filed with the Washington Secretary of State on September 5, 2000, Merger Sub merged with and into HomeGrocer and HomeGrocer became a wholly-owned subsidiary of Webvan (the "Merger"). The Merger closed on September 5, 2000. As a result of the Merger, each outstanding share of HomeGrocer Common Stock was exchanged for 1.07605 shares of Webvan Common Stock. No fractional shares will be issued and, in lieu thereof, the holder will be paid cash equal to the fraction (after aggregating all fractional shares held by such holder) multiplied by $4.01.

     An aggregate of approximately 138,303,490 shares of Common Stock have been issued by Webvan in the Merger, and options and warrants to purchase an aggregate of approximately 10,868,105 additional shares of Webvan Common Stock have been assumed by Webvan in the Merger. Based on the closing price of Webvan Common Stock on the Nasdaq National Market on September 5, 2000, the value of the shares of Common Stock issuable by Webvan in the Merger was approximately $583 million. The merger consideration was negotiated between the parties.

     HomeGrocer is a retailer of grocery and other consumer products on the Internet. HomeGrocer operates a distribution system providing next-day home delivery of a wide range of products, including high quality food items, at prices competitive with local supermarket prices. HomeGrocer has expanded since its initial launch in June 1998, and currently serves customers in Seattle, Washington; Portland, Oregon; Orange County, Los Angeles, California; Dallas, Texas; and San Diego, California. Following the Merger, HomeGrocer will continue its operations as a wholly owned subsidiary of Webvan, provided that certain assets may be disposed of where its operations overlap with those of Webvan.

Item 7. Exhibits.

     (a) Financial Statements of Business Acquired. The following documents and information have been previously filed with the Securities and Exchange Commission and have been omitted pursuant to General Instruction B.3 of Form 8-K:

          (1) Balance sheet of HomeGrocer as of January 2, 1999 and January 1, 2000, and the related statements of operations, shareholders' equity, and cash flows for the period from January 15, 1997 (HomeGrocer's inception) to January 3, 1998 and the years ended January 2, 1999 and January 1, 2000, filed with Webvan's Registration Statement on Form S-4 (Registration No. 333-42244).

          (2) HomeGrocer's Quarterly Report on Forms 10-Q for the fiscal quarter ended July 1, 2000.


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     (b)  Pro Forma Financial Information. Unaudited pro forma combined condensed financial statements that present the pro forma combined condensed financial position and results of operations of Webvan and HomeGrocer as of and for the six month period ended June 30, 2000, are included in Webvan's Registration Statement on Form S-4 (File No. 333-42244), as declared effective on August 4, 2000, and have been omitted pursuant to General Instruction B.3 of Form 8-K.

     (c)  Exhibits.

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
          2.1* Agreement and Plan of Reorganization dated as of June 25, 2000 by and among Webvan Group, Inc., Robin Merger Corporation and HomeGrocer.com, Inc.

          2.2 Articles of Merger and Plan of Merger between Robin Merger Corporation and HomeGrocer.com, Inc.
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*    Incorporated by reference to the exhibits to Webvan's Registration
     Statement on Form S-4 (file no. 333-42244) as declared effective by the Securities and Exchange Commission on August 4, 2000.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Webvan Group, Inc.



Dated: September 13, 2000               By: /s/ Robert H. Swan
                                           -----------------------
                                           Robert H. Swan,
                                           Chief Financial Officer


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